Filed Pursuant to Rule 424(b)(3)

 Registration No. 333-184682

PROSPECTUS

Avangard Capital Group Inc.

5,000,000 Units

 Each Unit Consisting of Four Shares of Common Stock

 and One Redeemable Common Stock Warrant

 No Minimum

Avangard Capital Group Inc. (the “Company”, “we”, “our” and “us”) is offering 5,000,000 units, each unit consisting of four shares of common stock, $0.0001 par value (the “Shares”), and one redeemable common stock warrant (a “Warrant”) at a public offering price of $6.00 per unit (a “Unit”). The Warrants will become exercisable and separately transferable from the Shares commencing 30 calendar days after the date of this prospectus. At any time thereafter until three years following the date of this prospectus, subject to earlier redemption, each Warrant entitles the holder to purchase one Share at an exercise price of $2.00 (133% of the per Share price of the common stock included in the Units), subject to adjustment. The Warrants are subject to redemption by the Company for $0.0001 per Warrant upon 30 days prior written notice, provided that the last sale price of the Shares equals or exceeds $3.00 (150% of the Warrant exercise price), subject to adjustment, for 10 consecutive trading days.

This is the Company’s initial offering of securities and prior to this registration, there has been no public trading market for the Units, the Shares or the Warrants. This direct primary offering is being conducted on a “self-underwritten,” basis, which means our officers and directors will attempt to sell the Units. There is no minimum number of Units required to be purchased. We hav.e made no arrangements to place subscription funds in an escrow, trust or similar account which means that funds from the sale of the Units will be immediately available to us for use in our operations. There is no minimum number of Units required to be purchased, and subscriptions, once received and accepted, are irrevocable. The Units will be offered at a price of $6.00 per Unit for a period of six (6) months from the date of this prospectus unless extended by the Board of Directors for an additional six (6) months (the “Offering Period”). The offering will end on August 14, 2013 unless the offering is fully subscribed before such date or we decided to terminate the offering prior to such date. In either event, the offering may be closed without further notice to you.

We intend to list our shares of common stock for quotation on the Over the Counter Bulletin Board (“OTCBB”). We have not contacted any market makers as of the date of this Registration Statement to pursue such quotation and there is no assurance that we will be approved for quotation on the OTCBB.

We recently commenced operations and have a limited operating history. We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE “RISK FACTORS” COMMENCING ON PAGE 4 WHEN DETERMINING WHETHER TO PURCHASE ANY OF THE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs.

 The Date of this Prospectus is February 13, 2013

TABLE OF CONTENTS

PROSPECTUS SUMMARY	- 2 -
SUMMARY FINANCIAL DATA	- 4 -
RISK FACTORS	- 4 -
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	- 11 -
USE OF PROCEEDS	- 12 -
CAPITALIZATION	- 13 -
DILUTION	- 14 -
BUSINESS	- 15 -
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	- 18 -
MANAGEMENT	- 22 -
EXECUTIVE COMPENSATION	- 23 -
PRINCIPAL STOCKHOLDERS	- 24 -
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	- 25 -
PLAN OF DISTRIBUTION	- 26 -
DESCRIPTION OF SECURITIES	- 27 -
SHARES ELIGIBLE FOR FUTURE SALE	- 29 -
LEGAL MATTERS	- 29 -
EXPERTSs	- 29 -
COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	- 29 -
WHERE YOU CAN FIND MORE INFORMATION	- 30 -
INDEX TO FINANCIAL STATEMENTS	F-1
FINANCIAL STATEMENTS	F-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
INDEMNIFICATION OF DIRECTOR AND OFFICERS
RECENT SALES OF UNREGISTERED SECURITIES
UNDERTAKINGS

PROSPECTUS SUMMARY

This summary highlights certain information found in greater detail elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our Units discussed under “Risk Factors” and the financial statements and other information that are included in this prospectus, before making an investment decision. In addition, this prospectus summarizes other documents which we urge you to read.

Our Company

Avangard Capital Group Inc. (“we”, “us”, the “Company”, “Avangard”) was incorporated in Nevada on June 13, 2012, and is a provider of nonprime automobile floor plan financing for used car dealers. Our executive offices are located at 2708 Commerce Way, Philadelphia, Pennsylvania 19154 and our telephone number is 215 464-7300.

Our Business

We are an independent auto sales finance company that provides floor plan financing for independent used car dealers based on the value of collateral (the car) as determined by us using the automobile industry’s nationally-recognized valuation sources. We currently operate in Pennsylvania, New Jersey and Florida.

Pursuant to an Assignment Agreement with Avangard Auto Financing, Inc., an affiliate (“AAF”) dated June 13, 2012, we acquired AAF’s floor plan financing portfolio for $151,979, the face value of the contracts plus accrued interest and fees at that time. The assignment agreement with AAF included the following agreements with Autosource Enterprises, Inc., an unaffiliated third party (“Autosource Enterprises”): (i) Floor Plan Agreement, (ii) Demand Promissory Note, (iii) Business Line of Credit Agreement, (iv) Surety Agreement and (v) Confessions of Judgment. Pursuant thereto, we have assumed the obligations of AAF under the above agreements. AAF is owned 60% by Friedman Financial Group, LLC and 40% by DJS Investments, LLC, both of whom are the sole shareholders of the Company.

Utilizing the $744,451 we received in August 2012 from our existing shareholders which we plan to use to expand our auto dealer floor plan financing business and for working capital purposes, we believe we have sufficient working capital to sustain our current operations for the next 12 months.

Our Expansion Plans

We are seeking funds to expand our business over the next 12 months in the following ways. Assuming we raise the entire amount we are seeking in this offering ($29,900,000) we will invest up to $13,500,000 in auto dealer floor plan financing, up to $9,000,000 to expand these operations into South Florida, Southern New Jersey and Nevada, up to $900,000 to obtain state licenses and software for retail auto finance operations, up to $4,500,000 to launch consumer auto financing operations, and up to $2,000,000 for general and administrative costs. In the event we do not raise the entire amount we are seeking, we will focus our expansion on auto dealer floor plan financing and establishment of the sales and administrative aspects of these operations. We believe that we need to raise a minimum of $3,000,000 in this offering and complete $2,500,000 of floor plan financing transactions to achieve a profitable level of sustainable operations. We expect to generate an effective yield on our floor plan loans, including all fees and interest, of approximately 30% per annum, or $75,000 per month with total operating expenses at this level of operations of approximately $50,000 per month. See “Use of Proceeds.”

Risk Factors

An investment in our securities involves a high degree of risk. For a discussion of some of the risks you should consider before purchasing our securities, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 4 of this prospectus. These risks relate to various aspects of our business, including our continued need for funding and the other risks set forth under “Risk Factors”.

Summary of the Offering

Issuer:	Avangard Capital Group Inc, a Nevada corporation.

Securities Offered	We are offering (the “Offering”) on a direct primary basis up to 5,000,000 Units (each a “Unit”) at a price per Unit of $6.00 for a total offering of up to $30,000,000. Each Unit consists of four shares of common stock, $0.0001 par value (the “Shares”), and one redeemable common stock warrant (a “Warrant”). There is no minimum number of Units required to be purchased, and subscriptions, once received and accepted, are irrevocable. Our transfer agent, Interwest Transfer Company, Inc., will issue common stock and warrants subscribed for in this offering promptly after we accept subscriptions from investors. Securities purchase by investors in this offering will remain outstanding upon its termination regardless of the number of Units subscribed for.

Common Stock outstanding before this Offering (1)	10,000,000 basic Shares and 12,715,000 Shares on a fully-diluted basis (assuming conversion of the 905,000 shares of Series A Convertible Preferred Stock into 2,715,000 shares of common Stock) (1) .

Common Stock outstanding after this Offering (1)	Up to 30,000,000 Shares and 32,715,000 on a fully-diluted basis (assuming all 5,000,000 Units are sold). (1)(2)

Common Stock Warrants offered	5,000,000 Warrants. The Warrants will become exercisable and separately transferable from the Shares commencing 30 calendar days after the effective date of this prospectus (the “Effective Date”). At any time thereafter until three years following the Effective Date, subject to earlier redemption, each Warrant entitles the holder to purchase one Share at an exercise price of $2.00 (133% of the per Share price of the common stock included in the Units), subject to adjustment. The Warrants are subject to redemption by the Company for $0.0001 per Warrant upon 30 days prior written notice, provided that the last sale price of the Shares equals or exceeds $3.00 (150% of the Warrant exercise price), subject to adjustment, for 10 consecutive trading days.

Offering Period	The Units will be offered for a period of six (6) months from the date of this prospectus unless extended by the Board of Directors for an additional six (6) months or unless the offering is fully subscribed before such date or we decided to terminate the offering prior to such date. In either event, the offering may be closed without further notice to you.

Proceeds to the Company	$30,000,000, if all the Units are sold in the Offering. We will receive an additional $10,000,000 (assuming the exercise of all the Warrants, of which there is no assurance). There is no minimum number of Units required to be purchased.

Use of Proceeds	We intend to use the proceeds to further our auto dealer floor plan financing operations, general and administrative costs, obtain licenses and software for retail auto finance operations, launch retail auto financing operations and expand our operations into South Florida, Southern New Jersey and Nevada. See “Use of Proceeds.”

(1)	In addition to the Common Stock, we have outstanding 905,000 shares of Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible into three (3) shares of our Common Stock, and the holders thereof are entitled to vote shares of Series A Convertible Preferred Stock held as common stock in accordance with the number of shares of common stock into which such preferred shares are convertible. Conversion of all these Series A shares would result in the issuance of an additional 2,715,000 shares of common stock.
(2)	In the event the Warrants offered hereby are converted into shares of our common stock, we will have up to 35,000,000 Shares and 37,715,000 on a fully-diluted bases (assuming all 5,000,000 Units are sold and all 5,000,000 Warrants are exercised).

Summary Financial Data

The following table summarizes certain data derived from our audited financial statements as of and for the year ended June 30, 2012 and our unaudited financial statements for the period ended September 30, 2012. The summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus. You should read the following financial information together with the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements, appearing elsewhere in this prospectus. Historical results are not necessarily indicative of the results for the current fiscal year or any other period.

	Year ended June 30, 2012	Three months ended September 30, 2012
Statement of Income Data
Revenues:	$1,770	$16,201
Operating expenses:
General and administrative	400	26,906
Total operating expenses	400	26,906
Interest expense
Net income (loss)	$1,370	$(10,705)
Net income (loss) per share attributable to common stockholders:
Basic	0.00	(0.00)
Diluted	0.00	(0.00)
Weighted average number of shares outstanding:
Basic	10,000,000	10,000,000
Diluted	12,715,000	10,000,000 (1)
Balance Sheet Data
Cash	$20,696	$650,220
Total assets	163,319	906,965
Total liabilities	400	10,300
Stockholders’ Equity	$162,919	$896,665

(1) We excluded 2,715,000 shares of our common stock issuable upon exercise of Series A Convertible Preferred Stock as their effect was anti-dilutive.

RISK FACTORS

An investment in our Units involves a high degree of risk. You should consider the following factors, in addition to the other information contained in this prospectus, in evaluating our business and proposed activities before you purchase any Units. The risks and uncertainties below are not the only ones we face. If any of these risks actually occur, our business could be harmed, the market price of our Units, common stock or Warrants could decline and you may lose all or part of your investment. You should also see “Special Note Regarding Forward-Looking Statements” immediately following these Risk Factors regarding risks and uncertainties relating to us and to forward-looking statements in this prospectus.

RISK FACTORS ASSOCIATED WITH OUR BUSINESS, OPERATIONS AND SECURITIES

Because we have a limited operating history, we may not be able to successfully manage our business or achieve profitability.

We were recently formed in June 2012 only have one floor plan financing agreement with Autosource Enterprises that we acquired in June 2012 and as a result, we have a limited operating history upon which a potential investor can evaluate our prospects and the potential value of our Units. The likelihood of our success must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of a new business and the competitive environment in which we will operate. We have little market penetration and successes to date, and may never reach profitability. No additional relevant operating history exists upon which an evaluation of our performance can be made. Our performance must be considered in light of the risks, expenses and difficulties frequently encountered in establishing new products and markets in the evolving, highly competitive non prime loan industry. If we cannot successfully manage our business, we may not be able to generate future profits and may not be able to support our operations.

The terms of the agreement to acquire the floor plan financing portfolio of AAF, an affiliate, was not arrived at as a result of arms-length negotiations and no independent verification of its value was obtained .

Mr. Alan Gulko, our Chief Executive Officer and a Director and Simon Friedman, our corporate secretary and a Director are principal owners of the entities that own AAF. While the assignment agreement between our company and AAF (the “Assignment Agreement”) to acquire AAF’s $151,979 floor plan portfolio (the “AAF Floor Plan Portfolio”) were approved by our Board of Directors which is entirely comprised of Messrs. Gulko and Friedman, neither of who are independent directors, the Assignment Agreement was not negotiated on an arms-length basis as a result of Messrs. Gulko and Friedman’s interest in AAF. While the Assignment Agreement to acquire the AAF Floor Plan Portfolio was approved by our Board of Directors, there are no assurances that the terms of the Assignment Agreement or the AAF Floor Plan Portfolio are as favorable to us as they might have been had the AAF Floor Plan Portfolio been obtained in arms-length negotiations with unrelated third parties supported by an independent verification of its value.

We have significant capital requirements and are dependent on the offering proceeds to fund operations. There is no minimum amount required to raised and We may need additional financing which we may not be able to obtain.

The capital requirements for our proposed expansion as set forth in our “Use of Proceeds” section are significant. While we believe that we have adequate working capital to sustain our operations over the next 12 months, we are dependent on the proceeds of this Offering in order to fund our expansion. In the event that we do not raise a minimum of $3,000,000 in this offering and complete $2,500,000 of floor plan financing transactions to achieve a profitable level of sustainable operations, our plans change, our assumptions change or prove to be inaccurate or if the proceeds of this Offering otherwise prove to be insufficient to fund operations because of unanticipated expenses or difficulties or otherwise, we may be required to seek additional financing or may be required to curtail our plans. Such financing may include the issuance of additional and/or newly-created Shares and/or the incurrence of debt financing. There is no requirement that we raise a minimum amount before we can accept your funds and there can be no assurance that any additional financing will be available to us on acceptable terms or at all. Any additional equity financing will dilute the interests of our then existing Shareholders. See “Risk Factors - We are conducting a direct primary offering with no minimum amount required to be raised and as a result we can accept your investment funds at anytime without any other investment funds being raised and may not raise sufficient funds to pay for the offering or operate our business beyond the next twelve months.”

We are highly dependent on future financing from our current stockholders and Directors, Messrs. Gulko and Friedman, in the event we are unable to raise a sufficient amount of capital in this offering.

Although we believe we have sufficient working capital to operate our business over the next 12 months as a result of the June 2012 $906,000 investment in our securities by Messrs. Gulko and Friedman, we will be dependent upon them for future financing in the event we do not raise a sufficient amount in this Offering to execute on our growth plans. At the present time, there is no agreement between Messrs. Gulko and Friedman and our company for these individuals to provide any additional funding to us nor do we have any plans to seek additional capital from them. We have no indication that Messrs. Gulko or Friedman would refuse to lend or invest additional funds in our company if we should ask. It would be very difficult to find a financing source to replace Messrs. Gulko or Friedman if they elected not to lend or invest any additional amounts in our company. The loss of Messrs. Gulko or Friedman’s future funding could have a material adverse effect on our business.

We may have difficulty managing growth in our business.

Because of our small size, growth in accordance with our business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we expand our activities and increase the size of our floor plan financing agreements and other product lines, we plan to utilize computer systems and technology to minimize our labor costs. Despite these efforts, there will be additional demands on our financial, technical and management resources. The failure to implement administrative, operating and financial control systems and software or the occurrence of unexpected expansion difficulties, including the recruitment and retention of experienced personnel, talent and consultants, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

We only have one floor plan financing agreement.

We only have one floor plan financing agreement with Autosource Enterprises that we acquired from AAF in June 2012. Consequently, all of our receivables are from a single borrower. Although we have not incurred any defaults in our floor plan financing agreement with Autosource Enterprises and are actively seeking new borrowers using recent capital contributions from our existing shareholders, our reliance on a single or limited sources for receivables may in the future negatively impact our performance. Furthermore, we intend to minimize the risk of loss due to defaults by limiting the amounts available for borrowing under future floor plan financing agreements to $250,000 per dealer and secure the loans with the cars purchased with the loan proceeds and personal guarantees from the owner of the car dealer.

We may not be able to obtain adequate financing to continue our operations.

Failure to generate operating cash flow or to obtain additional financing could result in substantial dilution of our property interests, or delay or cause indefinite postponement of further expansion of our product lines. We will require significant additional capital to fund our future activities. Our failure to find the financial resources necessary to fund our planned activities and service our debt and other obligations could adversely affect our business.

We may use the proceeds of this offering to pay for our expenses even if our business is terminated and this means you may lose your entire investment.

Any funds raised in this offering may be used immediately for our incurred expenses, even if we are later unable to complete our business plan. If this occurs, you may not receive your entire investment back because either we have used it to pay for offering costs or we have decided to liquidate and we are required to pay for other debts and liabilities of the Company. You may lose your entire investment.

Because our Officers and Board of Directors will make all management decisions, you should only purchase the Units if you are comfortable entrusting our Directors to make all decisions that will be financed with the proceeds of this offering .

Our Board of Directors will have the sole right to make all decisions with respect to our management. Investors will not have an opportunity to evaluate the specific projects that will be financed with the proceeds of this offering or with future operating income. You should not purchase Shares unless you are willing to entrust all aspects of our management to our officers and directors.

We are seeking additional financing, and any such financing will likely be dilutive to our existing shareholders.

We expect the net proceeds of this offering to provide working capital to enable us to expand our lending operations. We will require additional working capital over and above the net proceeds of this offering. If additional funds are raised by the issuance of convertible debt or equity securities, such as the issuance of stock, or the issuance and exercise of warrants, the issuance and conversion of convertible debentures, then existing shareholders will experience dilution in their ownership interest. If additional funds are raised by the issuance of debt or certain equity instruments, we may become subject to certain operational limitations, and such securities may have rights senior to those of existing holders of common stock. There can be no assurance that we will be successful in obtaining such additional financing, if needed. Additional financing may not be available to us, may not be available on favorable terms and will likely be dilutive to existing shareholders.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

The current unprecedented volatility in the worldwide credit and equity markets may have an impact on our ability to obtain future financing.

We do not know what impact the current unprecedented volatility in worldwide credit and equity markets may have on our ability to obtain future financing following this offering. Since September 2008, we have seen unprecedented turmoil in equity and credit markets that has resulted in record-setting losses in the stock markets, dramatic decreases of liquidity in the credit markets, bank failures, hedge fund closures and massive market intervention by the United States and foreign governments. Because of the unprecedented nature of these market events, and because the markets remain highly-volatile today, we cannot predict what effect these events will have on our ability to obtain financing in the future. If we are unable to raise sufficient capital following this offering, it will have impact our future results of operations.

We are highly dependent on the services provided by Alan Gulko, our CEO.

We are highly dependent upon the services of our President and Chief Executive Officer, Alan Gulko. We have not obtained “key-man” life insurance policies insuring the life of Mr. Gulko. If the services of Mr. Gulko become unavailable to us, for any reason, our business could be adversely affected.

The Company Has Established Preferred Stock Which Can Be Designated By The Company’s Directors Without Shareholder Approval And Has Established Series A Convertible Preferred Stock, Which Gives the Holders Super Voting Power Over the Common Stock Shareholders of the Company.

The Company has 300,000,000 shares of preferred stock authorized and designated 150,000,000 shares as Series A Convertible Preferred Stock. As of the date of this Prospectus, the Company has 905,000 Series A Convertible Preferred Stock shares issued and outstanding. The Company’s Series A Convertible Preferred Stock allows the holder to vote 3 votes each on shareholder matters. Additional shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Company, prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. Because the Board of Directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s shareholders, shareholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. As a result of this, the Company’s shareholders may have less control over the designations and preferences of the preferred stock and as a result the operations of the Company.

Alan Gulko, Our Chief Executive Officer and Director, Can Exercise Voting Control Over Corporate Decisions.

Alan Gulko and Simon Friedman the sole directors of our company beneficially own 100% of our total voting securities. These shareholders will continue to beneficially own 38.9% of our total outstanding voting after the offering (assuming the sale of all shares offered herein). As a result, prior to the offering, these shareholders will exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of our controlling stockholders may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other stockholders.

The Company May Experience Write-Offs for Losses and Defaults, Which Could Adversely Affect Its Financial Condition and Operating Results.

It will be common for the Company to recognize losses resulting from the inability of certain customers to repay their loans and the insufficient realizable value of the collateral securing such loans. Additional losses will occur in the future and may occur at a rate greater than the Company has experienced to date. If these losses were to occur in significant amounts, our financial position, liquidity, and results of operations would be adversely affected, possibly to a material degree.

Changes in interest rates could have an adverse impact on our business. For example:

●	rising interest rates will increase our borrowing costs;
●	rising interest rates may reduce our consumer automotive financing volume by influencing customers to pay cash for, as opposed to financing vehicles; and
●	We are also subject to risks from decreasing interest rates. For example, a significant decrease in interest rates could increase the rate at which loans are prepaid.

Our Business May Be Adversely Affected If More Burdensome Government Regulations Were Enacted.

Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations. In most states in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders and sales finance companies such as us. These rules and regulations generally provide for licensing as a sales finance company or consumer lender or lessor, limitations on the amount, duration and charges, including interest rates, for various categories of loans, requirements as to the form and content of finance contracts and other documentation, and restrictions on collection practices and creditors’ rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate do not require special licensing or provide extensive regulation of our business.

We are also subject to extensive federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and lessees and protect against discriminatory lending and leasing practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each contract or loan and the lease terms to lessees of personal property. The Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, age or marital status. According to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system used by us must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency and to respond to consumers who inquire regarding any adverse reporting submitted by us to the consumer reporting agencies. Additionally, we are subject to the Gramm-Leach-Bliley Act, which requires us to maintain the privacy of certain consumer data in our possession and to periodically communicate with consumers on privacy matters. We are also subject to the Service members Civil Relief Act, which requires us, in most circumstances, to reduce the interest rate charged to customers who have subsequently joined, enlisted, been inducted or called to active military duty. The dealers who originate automobile finance contracts and leases purchased by us also must comply with both state and federal credit and trade practice statutes and regulations. Failure of the dealers to comply with these statutes and regulations could result in consumers having rights of rescission and other remedies that could have an adverse effect on us.

We believe that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all applicable local, state and federal regulations. There can be no assurance however, that we will be able to maintain all requisite licenses and permits, and the failure to satisfy those and other regulatory requirements could have a material adverse effect on our operations. Further, the adoption of additional, or the revision of existing, rules and regulations could have a material adverse effect on our business.

Compliance with applicable law is costly and can affect operating results. Compliance also requires forms, processes, procedures, controls and the infrastructure to support these requirements, and may create operational constraints. Laws in the financial services industry are designed primarily for the protection of consumers. The failure to comply with these laws could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships.

In the near future, the financial services industry is likely to see increased disclosure obligations, restrictions on pricing and fees and enforcement proceedings, which could have a material adverse effect on our revenues and results of operations.

We are exposed to credit risk, which could affect our profitability and financial condition.

We are subject to credit risk resulting from defaults in payment or performance by debtors responsible for payments of the loans. There can be no assurances that our monitoring of our credit risk as it impacts the value of these assets and our efforts to mitigate credit risk through our risk-based pricing and loss mitigation strategies are or will be sufficient to prevent an adverse effect on our profitability and financial condition.

We will incur increased costs as a result of becoming a reporting company, and such additional costs may have an adverse impact on our profitability.

Following the effectiveness of this S-1 Registration Statement, we will be a Securities and Exchange Commission (“SEC”) reporting company. As a result of becoming a reporting company, we will be required to file periodic and current reports and other information with the SEC and we must adopt policies regarding disclosure controls and procedures and regularly evaluate those controls and procedures. As a reporting company, we will incur significant additional legal, accounting and other expenses in connection with our public disclosure and other obligations. The additional costs we will incur in connection with becoming a reporting company will serve to further stretch our limited capital resources. In other words, due to our limited resources, we may have to allocate resources away from other productive uses in order to pay expenses we incur as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to meet our reporting and filing obligations with the SEC as they come due.

We have never paid dividends and do not expect to pay dividends in the foreseeable future.

We have never paid dividends on our capital stock, but anticipate paying dividends on our preferred stock. We do not see paying dividends on our common stock for the foreseeable future. Future debt covenants may prohibit payment of dividends.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results. As a result, current and potential stockholders could lose confidence in our financial reporting which, in turn, could harm our business and the trading price of our common stock.

We are subject to reporting obligations under the U.S. securities laws. The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. Our management may conclude that our internal controls over our financial reporting are not effective. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. If we fail to timely achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal controls over financial reporting at a reasonable assurance level. Moreover, effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our common stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act. As of the date of this prospectus we do not have an estimate of the costs to the company of compliance with the Act.

We have not yet begun preparing for compliance with Section 404, but we are aware we must do so by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention. We cannot be certain that these measures will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, as we grow our business, our internal controls will become more complex and will require significantly more resources to ensure our internal controls overall remain effective. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price.

RISK FACTORS RELATING TO THE OFFERING

We do not meet the criteria to list our securities on an exchange such as The NASDAQ Stock Market and the Units, Warrants and our common stock are illiquid and may be difficult to sell.

There is no market for our common stock at this time and, following the offering made by this prospectus, there is no assurance that any market will develop for our common stock, the Units or the Warrants. We plan to list our common stock and the Warrants for trading on the Over-The-Counter Bulletin Board when the distribution and potential market for the stock and Warrants would permit such listing, although there is no assurance that we will be able to accomplish this listing. Generally, securities that are quoted on the Over-The-Counter Bulletin Board lack liquidity and analyst coverage. This may result in lower prices for our common stock and Warrants than might otherwise be obtained if we met the criteria to list our securities on a larger or more established exchange, such as The NASDAQ Capital Market, and could also result in a larger spread between the bid and asked prices for our common stock and Warrants.

In addition, if there is only limited trading activity in our common stock and Warrants, we may not be able to have these securities qualify for quotation on the Over-The-Counter Bulletin Board. The relatively small trading volume would likely make it difficult for our shareholders to sell their Warrants or common stock as, and when, they choose. As a result, investors may not always be able to resell shares of our common stock, or the Warrants publicly at the time and prices that they feel are fair or appropriate.

The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

The Securities and Exchange Commission (the “SEC”) has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

●	that a broker or dealer approve a person’s account for transactions in penny stocks, and
●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person, and
●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The initial offering price of the Units and the Warrant exercise price have been arbitrarily determined and no prior public market exists for our common stock, or the Units and Warrants. There can be no assurance that a public market for our common stock, the Units and Warrants will develop.

The initial offering price of the Units and the Warrant exercise price have been arbitrarily determined by the Company. The initial offering price of the Units and the Warrant exercise price bear no relationship to the Company’s assets, book value, lack of earnings, net worth or other recognized criteria of value, including quoted stock prices. Prior to the offering, there has been no public market for our common stock, or the Units and Warrants. After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock and Warrants quoted on the Over-the-Counter Bulletin Board (the “OTCBB”). We must satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the OTCBB or a public market for our common stock may not materialize if it becomes quoted. If our securities are not eligible for initial or continued quotation on the OTCBB or if a public trading market does not develop, purchasers of the common stock in this Offering may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their common stock and Warrants effectively worthless and resulting in a complete loss of their investment.

We are conducting a direct primary offering with no minimum amount required to be raised and as a result we can accept your investment funds at anytime without any other investment funds being raised and may not raise sufficient funds to pay for the offering or operate our business beyond the next twelve months.

There is no minimum amount required to be raised before we can accept your investment funds and, as a result, investment funds will not be placed in an escrow account pending the attainment of a minimum amount of proceeds. Also, we may not sell enough shares of common stock in the offering to pay the expenses associated with the offering and continue our operations beyond the next twelve months as we believe that we need to raise a minimum of $3,000,000 in this offering and complete $2,500,000 of floor plan financing transactions to achieve a profitable level of sustainable operations. Once we accept your investment funds, there will be no obligation to return your investment funds even though no other investment funds are raised and there may be insufficient funds raised through this direct primary offering to cover the expenses associated with the offering and continue our operations beyond the next twelve months. Thus, you may be one of only a few investors in this offering in which you acquire stock in a company that continues to be under-capitalized. The lack of sufficient funds to pay expenses and for working capital will negatively impact our ability to implement and complete our plan of operation.

Because we will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use them and the proceeds may not be invested successfully.

We will have broad discretion on the use of the offering proceeds. While we currently anticipate that we will use the net proceeds of this offering for working capital and other general corporate purposes, our management may allocate the net proceeds among these purposes as it deems necessary. In addition, market or other factors may require our management to allocate portions of the net proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the net proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

If you purchase the Units sold in this offering, you will experience immediate dilution.

If you purchase the Units sold in this offering, you will experience immediate dilution because the price that you pay for our common stock that is part of the Units will be greater than the net tangible book value per share of our shares of common stock.

There must be a current prospectus and state registration in order for you to exercise the Warrants.

Purchasers of Units will be able to exercise the Warrants only if a current prospectus relating to the Shares underlying the Warrants is then in effect and only if such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company will use its best efforts to (i) maintain the effectiveness of a current prospectus covering the Shares underlying the Warrants and (ii) maintain the registration of such Shares under the securities laws of the states in which the Company initially qualifies the Units for sale in the offering, there can be no assurance that the Company will be able to do so. The Company will be unable to issue Shares to those persons desiring to exercise their Warrants if a current prospectus covering the Shares issuable upon the exercise of the Warrants is not kept effective or if such Shares are neither qualified nor exempt from qualification in the states in which the holders of the Warrants reside.

The Warrants are subject to redemption by the Company.

The Warrants are subject to redemption by the Company for $0.0001 per Warrant upon 30 days prior written notice, provided that the last sales price of the Shares equals or exceeds 150% of the Warrant exercise price, for 10 consecutive trading days. In addition, a current prospectus covering the Shares issuable upon exercise of the Warrants must then be effective under the Securities Act of 1933, as amended (“Securities Act”). If the Warrants are redeemed, Warrant holders will lose their right to exercise the Warrants except during such 30 day redemption period. Redemption of the Warrants could force the holders to exercise the Warrants at a time when it may be disadvantageous for the holders to do so or to sell the Warrants at the then market price or accept the redemption price, which likely would be substantially less than the market value of the Warrants at the time of redemption.

If you purchase or hold the Warrants, you will not be entitled to any rights as a shareholder on the common stock underlying the Warrants, but you will be subject to all changes made with respect to our common stock.

If you purchase or hold the Warrants, other than the right to adjustments in the exercise price of the Warrants upon certain events, you will not be entitled to any rights as a shareholder (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) on the common stock underlying the Warrants, but such shares will be subject to all changes affecting the common stock. You will only be entitled to rights as a shareholder on the common stock underlying the Warrants if and when we deliver shares of common stock to you upon the exercise of your Warrants. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining shareholders of record entitled to vote on the amendment occurs prior to the exercise of your Warrants, you will not be entitled to vote the shares of common stock underlying your Warrant on the amendment, although the common stock you receive upon exercise of your Warrants, will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock or other classes of capital stock.

The application of Rule 144 creates some investment risk to potential investors; for example, existing shareholders may be able to rely on Rule 144 to sell some of their holdings, driving down the price of the shares you purchased.

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 that apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the total number of securities of the same class then outstanding (100,000 shares of common stock as of the date of this prospectus); or
●	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are forward-looking in nature are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including statements related to the markets for our products, general trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this prospectus, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to us or our management, may identify forward-looking statements. These statements reflect our judgment as of the date of this prospectus with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Except as required by law, we undertake no obligation to update forward-looking statements. The risks identified in the “Risk Factors” section of this prospectus, among others, may impact forward-looking statements contained in this prospectus.

USE OF PROCEEDS

We estimate that our net proceeds, after deducting the estimated expenses related to this offering, assuming all Units are sold and exclusive of proceeds from the exercise of the Warrants, will be approximately $29,900,000 (based on an assumed offering price of $6.00 per Unit). We intend to use the estimated net proceeds in the priority set forth below within the first 12 months after completion of this offering:

	Approximate Amount	Percent of Net Proceeds
Auto dealer floor plan financing	$13,500,000	45.2%
General and administrative costs	2,000,000	6.7%
Obtain state licenses and software for retail auto finance operations	900,000	3.0%
Launch retail auto financing operations	4,500,000	15.1%
Expansion into South Florida, Southern New Jersey and Nevada	9,000,000	30.0%

Net proceeds to be received by us	$29,900,000	100%

In the event that the Company sells 10% or 50% of the Units being offered, it expects to disburse the net proceeds as follows:

	10%	50%

Net proceeds to the Company:	$2,900,000	$14,900,000

Auto dealer floor plan financing	2,500,000	$6,700,000
General and administrative costs	400,000	$1,100,000
Obtain state licenses and software for retail auto finance operations	-	$400,000
Launch retail auto financing operations	-	$2,200,000
Expansion into South Florida, Southern New Jersey and Nevada	-	$4,500,000

We could receive up to an additional $10,000,000 in gross proceeds if the Warrants being offered were subsequently fully exercised. We intend to use those proceeds, if received, for general corporate purposes, including some of the purposes described above.

In the event we do not raise a sufficient amount of funds in this offering, we currently have no other plans to finance our proposed expansion.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2012:

●	on an actual basis; and

●	on a pro forma basis at varying levels to give effect to our sale of Units at an offering price of $6.00 per Unit pursuant to this offering if 100%, 50% and 10% of the Units are sold and the application of the estimated net proceeds from this offering; and excludes the proceeds from the exercise of the Warrants and the conversion of the outstanding shares of our Series A Convertible Preferred stock.

You should read the information in this table along with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited financial statements and related notes contained in this prospectus.

	As of September 30, 2012	Pro forma at varying levels of unit sales as of September 30, 2012
	Actual	100%	50%	10%
	(unaudited)	(unaudited)
Current assets:
Cash	$650,220	$30,550,220	$15,550,220	$3,550,220
Floor plan financing receivable	155,400	155,400	155,400	155,400
Fees receivable	3,712	3,712	3,712	3,712
Interest receivable	2,633	2,633	2,633	2,633
Bridge loan receivable	95,000	95,000	95,000	95,000
Total current assets	906,965	30,806,965	15,806,965	3,806,965
Current liabilities:
Accounts payable	10,300	10,300	10,300	10,300
Total current liabilities:	10,300	10,300	10,300	10,300

Shareholders’ equity:

Convertible Preferred Stock Series A, $0.0001 par value, 300,000,000 authorized; 905,000 shares issued and outstanding	90	90	90	90

Common stock, $0.0001 par value, 1,000,000,000 shares authorized, Class A, 10,000,000 shares issued and outstanding and 30,000,000 pro forma	1,000	3,000	2,000	1,200

Additional paid-in capital	904,910	30,802,910	15,803,910	3,804,710

Accumulated deficit	(9,335)	(9,335)	(9,335)	(9,335)
Total stockholders’ equity	896,665	30,796,665	15,796,665	3,796,665

Total liabilities and stockholders’ equity	$906,965	$30,806,965	$15,806,965	$3,806,965

DILUTION

The difference between the offering price per share of the Units, assuming no value is attributed to the Warrants included in the Units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to purchasers in this offering. Net tangible book value per share is determined by dividing our tangible book value, which is our tangible assets less total liabilities, by the number of outstanding shares of our common stock. At September 30, 2012, our net tangible book value was $896,665, or approximately $0.07 per share of common stock giving affect to the conversion of our Series A Convertible Preferred Stock. After giving effect to the sale of 20,000,000 shares of common stock and the conversion of 905,000 shares of our Series A Convertible Preferred Stock to 2,715,000 shares of common stock, our pro forma net tangible book value at September 30, 2012 is $30,796,665 or $0.94 per share, representing an immediate increase in net tangible book value of $0.87 per share to the existing shareholders and an immediate dilution of $0.56 per share, or 37%, to purchasers in this offering.

The following table illustrates the dilution to the purchasers in this offering on a per-share basis as if the offering had occurred on September 30, 2012, assuming the conversion of 905,000 shares of our Series A Convertible Preferred stock into 2,715,000 shares of common stock and excluding exercise of the 5,000,000 Warrants included in this offering:

September 30, 2012
Offering price of the Units	$6.00

Offering price of common share portion of each Unit	1.50
Net tangible book value before this offering	0.07
Increase attributable to purchasers in this offering	0.87
Pro forma net tangible book value after this offering	0.94
Dilution to purchasers in this offering	$0.56

The following table sets forth information as of September 30, 2012 with respect to our existing stockholders and the purchasers in this offering and excluding exercise of the Warrants:

	Shares Purchased		Total Consideration		Average Price Per
	Number	Percentage	Amount	Percentage	Share
Series A Convertible Preferred stockholders	905,000	100.0%	$905,000	2.9%	$1.00
Series A Convertible Preferred stockholders; conversion to common stock	2,715,000	8.3%	$-	0%	$0.33	(1)
Initial stockholders	10,000,000	30.6%	$1,000	0%	$0.00
Purchasers in this offering	20,000,000	61.1%	$30,000,000	97.1%	$1.50

Total	32,715,000	100%	$30,906,000	100%	$0.94	(1)

(1) Assumes conversion of 905,000 shares of Series A Convertible Preferred Stock into 2,715,000 shares of Common Stock.

BUSINESS

Overview

Avangard Capital Group, Inc. was incorporated June 13, 2012 under the laws of the State of Nevada. Our executive offices are located at 2708 Commerce Way, Suite 300, Philadelphia, PA 19154.

Overview of our Business

We are an independent auto sales finance company that provides floor plan financing for independent used car dealers based on the value of collateral (the car) as determined by us using the automobile industry’s nationally-recognized valuation sources. We operate in the states of New Jersey, Pennsylvania and Florida. We have a limited operating history as we commenced business June 22, 2012 with the purchase of all floor plan receivables from AAF, an affiliate. Pursuant to an Assignment Agreement with AAF dated June 13, 2012, we acquired AAF’s floor plan financing portfolio for $151,979, the face value of the contracts plus accrued interest and fees at that time. The assignment agreement with AAF included the following agreements with Autosource Enterprises, Inc., an unaffiliated third party: (i) Floor Plan Agreement, (ii) Demand Promissory Note, (iii) Business Line of Credit Agreement, (iv) Surety Agreement and (v) Confessions of Judgment (collectively, the “Autosource Floor Plan”). We also assumed the obligations of AAF under these agreements. The Autosource Floor Plan represented our only financing agreement.

Utilizing the $744,451 we received in August 2012 from our existing shareholders which we plan to use to expand our auto dealer floor plan financing business and for working capital purposes, we believe we have sufficient working capital to sustain our current operations for the next 12 months.

Our company was formed for the purpose of operating as an auto sales finance company as set forth in this prospectus and intend to move forward with the expansion of this business with our existing capital and the proceeds of this offering. Accordingly, we do not believe that we may be classified as a “blank check company” as defined in Rule 419 of Regulation C of the Securities Act of 1933 because we intend to engage in a specific business plan and do not intend to engage in any merger or acquisition with an unidentified company or other entity.

Our Expansion Plans

We are seeking funds to expand our business over the next 12 months in the following ways. Assuming we raise the entire amount we are seeking in this offering ($29,900,000) we will invest up to $13,500,000 in auto dealer floor plan financing, up to $9,000,000 to expand these operations into South Florida, Southern New Jersey and Nevada, up to $900,000 to obtain state licenses and software for retail auto finance operations, up to $4,500,000 to launch consumer auto financing operations, and up to $2,000,000 for general and administrative costs. In the event we raise 50% of the amount we are seeking in this offering ($14,900,000) we will invest up to $6,700,000 in auto dealer floor plan financing, up to $4,500,000 to expand these operations into South Florida, Southern New Jersey and Nevada, up to $2,200,000 to launch consumer auto financing operations, up to $400,000 to obtain state licenses and software for retail auto finance operations and up to $1,100,000 for general and administrative costs. In the event we raise 10% of the amount we are seeking in this offering ($2,900,000) we will forego expansion into new markets and retail financing operations and scale back the scope and amount of our auto dealer floor plan financing. Under that scenario, we would invest up to $2,500,000 in auto dealer floor plan financing and up to $400,000 for general and administrative costs. At this lower level of operations, we believe we will be able to manage our operations using traditional off the shelf accounting, spreadsheet and word processing software to manage our expected level of operations rather than more costly specialized software systems and will not require any state licenses for retail auto financing operations thereby eliminating the need for capital for these expenses. See “Use of Proceeds.” Furthermore, we believe that we need to raise a minimum of $3,000,000 in this offering and complete $2,500,000 of floor plan financing transactions to achieve a profitable level of sustainable operations. We expect to generate an effective yield on our floor plan loans, including all fees and interest, of approximately 30% per annum, or $75,000 per month with total operating expenses at this level of operations of approximately $50,000 per month. We have estimated our expected effective yield based on our current loan portfolio which generates an actual effective annualized yield of 39.2%. This yield in in-line with the industry averages for sub-prime automobile dealer floor plan loans.

Auto Dealer Floor Plan Financing.

We are targeting the auto dealer financing market which is primarily made up of small independent automotive dealers who purchase cars at wholesale auctions. Floor plan financing supports independent used vehicle dealers who purchase vehicles from auctions and other non-auction methods and facilitates the growth of vehicle sales at auction. We plan to enter into floor plan financing agreements with the dealers who meet our underwriting policies. The a line of credit provided under these agreements will enable the dealer to be more competitive in the acquisition of automobiles by providing immediate cash while reducing the amount of paperwork that could hinder their acquisition of automobiles they plan to resell. Larger, more established financial institutions and lenders require dealers to enter into borrowing agreements that often exceed their needs. Our approach is to provide financing that is tailored to the level of business that the dealers conduct. Furthermore, many lenders have themselves exhausted their ability to lend and do not accept new applications from small independent dealers.

Our plans to expand our auto dealer floor plan financing will include originating direct loans to auto dealers. Typically, the loan will be a revolving line of credit collateralized by specific vehicles on the dealer’s sales lot. Periodic inspections will be made by our personnel verifying the collateral location and value. The advance disbursement of the loan proceeds to the dealer will be calculated using our internal financing guidelines as to the value of the automobile. In most cases, we will require the owner of the dealer to personally guarantee the loan and pledge other assets as security.

Other than the Autosource Floor Plan, we do not currently have any other agreements or arrangement with dealers, consultants or sales representatives.

Our ability to provide floor plan financing facilitates the growth of vehicle sales at auction. In addition, we have the ability to send finance representatives on-site to most approved independent auctions during auction sale-days.

Credit. As part of our financing arrangement, we will assess a floor plan fee at the inception of a loan and we collect all accrued fees and interest when the loan is extended or repaid in full. In addition, we generally hold the title or other evidence of ownership to all vehicles which are floor planned. Typical loan terms are expected to 30 to 60 days, each with a possible loan extension. For an additional fee, a loan extension allows the dealer to extend the duration of the loan beyond the original term for another 30 to 60 days if the dealer makes payment towards principal and pays accrued interest and fees.

The extension of a credit line to a dealer starts with the underwriting process. We plan to extend credit lines up to $250,000 using a proprietary scoring model developed internally by us. Credit lines in excess of $250,000 may be extended using underwriting guidelines which require dealership and personal financial statements and tax returns. Our scoring model which has been developed and used by our Chief Executive Officer in the operation of his auto dealer financing business over the past 6 years, consists of evaluating the liquidation value of the vehicles comprising the collateral asset base. Liquidation values are determined according the nationally recognized authoritative “Black Book” published values. In addition we estimate the value of the other unencumbered assets of the dealership and principal owners of the dealership. Based on that analysis, the dealership would qualify for our maximum line of credit which is the lesser of $250,000 or 80% of the unencumbered assets of the dealership and principals. Credit lines in excess of $250,000 may be extended upon approval of the full Board of Directors. The underwriting of each line of credit requires an analysis of these factors, write-up and recommendation to our Chief Executive Officer or Board of Directors for loans in excess of $250,000.

Our underwriting review and analysis will include a visit to the dealer’s business, inspection of the vehicles to be purchased, comparing industry auto price points with the selling price posted by the dealer, and checking the condition and history of the vehicle. We then develop a maximum amount that we will advance to the dealer for a particular vehicle but in no case more than its current wholesale value. In addition we will examine the dealers’ history of performance, personal credit history of the owner and require the owner’s personal guarantee. While the line of credit is in force we will make periodic visits to the dealer and compare the inventory in the lot to our records. We will retain possession of physical or electronic titles for the cars we finance until the collateral is sold or the loan is paid off. Visits to dealers’ sites are conducted at least once monthly on a random basis. Our current staffing level allows us to service up to $3 million in loans without the need for additional staffing. As our volume of business increases we will hire and train employees at the rate of 1 person for each $2 million in floor plan loans. Our expected profit margins are adequate to provide additional employees as needed with increased volume.

Expansion into South Florida, Southern New Jersey and Nevada.

We plan to leverage the auto and consumer goods financing experience of Alan Gulko, our Chief Executive Officer to market our auto dealer financing to independent auto dealers that he has done business with in the past. Our marketing efforts will focus on the independent auto dealer floor plan market in the South Florida, Southern New Jersey and Nevada markets. We plan to do this by soliciting new dealers through both direct sales efforts at the dealer’s place of business as well as auction-based sales and customer service representatives, who service our dealers at auctions where they replenish and rotate vehicle inventory. In addition, we plan to send our finance representatives on-site to independent auctions to facilitate dealer financing during auction sale-days. Until we obtain additional funds through this offering, our expansion efforts will be lead by Mr. Gulko. We do not currently have any agreements or arrangement with consultants or sales representatives in connection with our expansion plans.

Automotive Consumer Loans.

This aspect of our expansion plans involve purchasing retail automotive installment sale and lease contracts and consumer installment loans secured by automobiles or other motor vehicles, through dealerships in our target markets. These products may include financing for the purchase of new and used vehicles, as well as refinancing of existing motor vehicle loans. The dealer who originates a loan will be able to customize its product features, such as interest rate, loan amount, and loan terms, enabling it to lend to customers with a wide range of credit profiles. We plan to service, administer and make collections on our consumer loan receivables. We may delegate some or all of our loan servicing duties to sub-contractors who are in the business of performing such duties.

We intend to license industry standard software and systems necessary for us to originate, service, administer and collect any automotive consumer loans we make and manage our dealer floor plan financing agreements and credit risk by tracking each vehicle used to collateralize a loan from origination to payoff.

Government Regulation

Our lending business operates in a highly regulated environment under various federal and state consumer protection and other laws, rules and regulations, including the federal Truth in Lending Act, the federal Equal Credit Opportunity Act, the federal Fair Credit Reporting Act, the federal Fair Debt Collection Practices Act, the federal Gramm-Leach-Bliley Act and the federal Telemarketing and Consumer Fraud and Abuse Prevention Act. This business is subject to laws relating to discrimination in extending credit, use of credit reports, privacy matters, disclosure of credit terms and correction of billing errors. It is also subject to certain regulations and legislation that limit its operations in certain jurisdictions. For example, limitations may be placed on the amount of interest or fees that a loan may bear, the amount that may be borrowed, the types of actions that may be taken to collect or foreclose upon delinquent loans, or the information about a customer that may be shared.

Some of the other more significant regulations that we are subject to include:

Privacy - The Gramm-Leach-Bliley Act imposes additional obligations on us to safeguard the information we maintain on our customers and permits customers to “opt-out” of information sharing with third parties. Regulations have been enacted by several agencies that establish obligations to safeguard information. In addition, several states have enacted even more stringent privacy legislation. If a variety of inconsistent state privacy rules or requirements are enacted, our compliance costs could increase substantially. In addition, we are required to manage, use, and store personally identifiable information, principally customers’ confidential personal and financial data, in the course of our business. We depend on our IT networks and systems, and those of third parties, to process, store, and transmit that information. In the past, consumer finance companies have been targeted for sophisticated cyber attacks. A security breach involving our files and infrastructure could lead to unauthorized disclosure of confidential information. We take numerous measures to ensure the security of our hardware and software systems as well as customer information.

Fair Credit Reporting Act - The Fair Credit Reporting Act provides a national legal standard for lenders to share information with affiliates and certain third parties and to provide firm offers of credit to consumers. In late 2003, the Fair and Accurate Credit Transactions Act was enacted, making this preemption of conflicting state and local laws permanent. The Fair Credit Reporting Act was also amended to place further restrictions on the use of information sharing between affiliates, to provide new disclosures to consumers when risk-based pricing is used in the credit decision, and to help protect consumers from identity theft. All of these new provisions impose additional regulatory and compliance costs on us.

We presently believe that we are in substantial compliance with all governmental regulations applicable to our current business. We employ a number of external resources to assist us in complying with our regulatory obligations. These external resources include outside lawyers, law firms and consultants. As we expand our business, we believe that the portion of the Use of Proceeds we have allocated to general and administrative costs is adequate to cover the expected increase in costs to hire and train additional internal and external resources to ensure we remain in substantial compliance with our governmental obligations.

Competition

We primarily provide short-term dealer floor plan financing of wholesale vehicles to independent vehicle dealers in North America. At the national level, our competition includes specialty lenders, banks and financial institutions such as Western Funding, Inc. At the local level, we face competition from banks and credit unions who may offer floor plan financing to local auction customers such as Manheim Auto Auction and American Credit Acceptance. Such entities typically service only one or a small number of auctions.

Some of our industry competitors who operate whole car auctions on a national scale may endeavor to capture a larger portion of the floor plan financing market. In all of our markets we face direct competition from bank and non-bank lenders who provide non-prime financing for automobile dealers. Certain of these lenders are larger than we are and have greater financial resources than we do. We believe we can compete effectively with our competitors on the basis of favorable collateral valuations that enable dealers to purchaser a wider variety of inventory, higher quality of service, convenience of payment, scope of services offered and historical and consistent commitment to the sector. There is no assurance, however, that our ability to market products and services successfully will not be impacted by competition that now exists or may later develop.

Employees

We currently have 2 employees, Mr. Gulko, our President, Chief Executive Officer and a Director and Simon Friedman, our corporate secretary and a Director. Mr. Gulko devotes substantially all of his time to our business and Mr. Friedman devotes approximately 25% of his time to our business where he assists Mr. Gulko in strategic planning. Neither Mr. Gulko nor Mr. Simon receive a salary for their work on behalf of the Company. We are dependent upon both Mr. Gulko and Mr. Friedman for implementation of our proposed expansion strategy and execution of our business plan. Although we intend to utilize computer systems and technology to minimize our labor costs, we plan to hire or enter into contracts to provide experienced personnel, talent and consultants to implement our proposed business plan as additional working capital is obtained in this offering.

Description of Property

Our executive offices are 2708 Commerce Way, Philadelphia, PA 19154 where we rent approximately 2,000 square feet of office space from Commerce Way, LP, a related party, at a monthly rental of $2,500 on a month to month basis.

Legal proceedings

Although we may become subject to litigation or other legal proceedings from time to time in the ordinary course of our business, we are not a party to any pending legal proceedings and are not aware of any material threatened legal proceeding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements, and notes thereto, included elsewhere in this prospectus. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

We provide floor plan financing for independent used car dealers based on the value of collateral (the car) as determined by us using the automobile industry’s nationally-recognized valuation sources.

The Company is a direct lender to dealers. Typically, the loan is a revolving line of credit collateralized by specific vehicles on the dealer’s sales lot. Periodic inspections are made by Company personnel verifying the collateral location and value. The advance disbursement to the dealer is calculated using our guidelines as to the value of the automobile. Typically the dealer will also be required to personally guarantee the loan with other assets as security.

Summary of Significant Accounting Policies -

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Concentrations of Credit Risk for Cash

The Company’s cash balances are maintained at one bank. Balances are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Revenue Recognition

Interest income from floor plan financing receivable is recognized using the interest method. Accrual of income on finance receivable is suspended when a contract is contractually delinquent for ninety days or more. The accrual is resumed when the contract becomes contractually current and past due interest is recognized at that time.

Origination Fees are recognized for services provided during the loan origination process at the point in time the loan is funded by the third-party lender.

Floor Plan Financing Receivable

Floor plan financing receivable consists of purchased automobiles, which were assigned to the Company upon acquisition. The titles to the automobiles, which serve as security for the payment of the purchased contracts, are held by the Company.

Floor plan financing receivable that management has the intent and ability to hold for the foreseeable future or until maturity of payoff are reported at their outstanding gross contractual balances, net of allowance for losses and unearned finance revenue. Unearned finance revenue consists of unearned interest and discounts realized on contract purchases. The Company performs periodic evaluations of the adequacy of the allowance for losses taking into consideration the past loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, as well as recovery potential of any underlying collateral, personal guarantees and current economic conditions. Any increases in the allowance for losses subsequent to the acquisition of the contract are charged to earnings. As of September 30, 2012, no provision has been made.

Fair Value of Financial Instruments

The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced sale or liquidation. Significant differences can arise between the fair value and carrying amount of financial instruments that are recognized at historical cost amounts. The carrying value of cash and accounts payable approximate the fair value because of the short maturity of those instruments.

The accounting standards regarding fair value of financial instruments and related fair value measurements define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement, and enhance disclosure requirements for fair value measures.

The three levels are defined as follows:

Level 1:	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2:	inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3:	inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is charged to income in the period that includes the enactment date.

Jobs Act.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard. The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period. This election allows the Company to delay adoption of new or revised accounting standards that have different dates for public and private companies. Therefore, as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used in determining such items as income tax exposures, accruals, depreciable useful lives and allowance for finance and interest receivable losses. Actual results could differ from those estimates.

Notes to our Financial Statements included in this Registration Statement discusses of the most significant policies we apply, or intend to apply, in preparing our financial statements, some of which are subject to alternative treatments under accounting principles generally accepted in the United States of America.

Loan receivables are recorded at the financed amount, minus fees, security charges and/or other deductions.

Finance charges are computed monthly by applying the daily interest rate annualized using a 360 day year. As required under United States Generally Accepted Accounting Standards (U.S. “GAAP”), accruals are made to the last day of the reporting period for interest income and expenses.

The Company recognizes finance charge and nonrefundable fee income under the guidelines of ASC 310-20, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases, which specifies that loan fees and certain direct loan origination costs shall be recognized as an adjustment to yield generally by the interest method based on the contractual terms of the loan.

Credit Quality

The following tables present certain data related to the receivables portfolio:

ACG acquired the entire floor plan portfolio from Avangard Auto Finance, Inc. The components the portfolio of loans purchased on June 22, 2012 is comprised of:

Principal receivable	$147,410
Interest receivable	1,773
Fees receivable	2,796
$151,979

Results of Operations

The Company commenced operations June 22, 2012 with the purchase of the loan portfolio from Avangard Auto Finance, Inc. Consequently, no comparative financial data is available. The Company’s only revenue for the short fiscal year ended June 30, 2012 was interest and fees generated totaling $1,770. General and administrative expenses were $400 representing the cost of incorporation.

Total revenue of $16,201 for the three month period ended September 30, 2012 reflected interest and fees from the Avangard Auto Finance loan portfolio. General and administrative expense for the same period were $26,906 representing $5,000 for rent , $20,300 for legal and accounting fees associated with the preparation of our registration statement on Form S-1 , and $1,606 for miscellaneous expenses.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. As of September 30, 2012 our working capital totaled $896,665, for an increase of $733,746, or 450%, as compared to $162,919 as of June 30, 2012 primarily as a result of the receipt of $744,451 reflecting the balance due from the sale of 905,000 shares of our Series A Preferred Convertible stock. We rely upon cash generated from our operations, unpaid services from related parties and capital raised through equity sales to fund our floor plan financing contracts and other operating activities.

As of September 30, 2012, the Company had cash of $650,220 and accounts payable of $10,300 and all operations have been financed primarily with capital contributions from shareholders. We believe we have sufficient working capital to sustain our current operations for the next 12 months.

We are seeking to raise $29,900,000 to expand our business as set forth in the section “Use of Proceeds” in this prospectus. In the event we do not raise the entire amount we are seeking, we will focus our expansion on auto dealer floor plan financing and establishment of the sales and administrative aspects of these operations. We believe that we need to raise a minimum of $3,000,000 in this offering and complete $2,500,000 of floor plan financing transactions to achieve a profitable level of sustainable operations. We expect to generate an effective yield on our floor plan loans, including all fees and interest, of approximately 30% per annum, or $75,000 per month with total operating expenses at this level of operations of approximately $50,000 per month. In the event we do not raise a sufficient amount of funds in this offering, we currently have no other plans to finance our proposed expansion.

Analysis of Cash Flows

Net cash used in operating activities for the year ended June 30, 2012 was ($140,853). Net cash used in operating activities for the quarter ended September 30, 2012 was ($19,927).

Net cash used in investing activities for the quarter ended September 30, 2012 was ($95,000) from the issuance of a promissory note to a related party on September 15, 2012, maturing in 90 days.

Net cash provided by financing activities for the quarter ended September 30, 2012 was $744,451 from subscription received in connection with the issuance of our Series A Convertible Preferred Stock and common stock.

Net cash provided by financing activities for the year ended June 30, 2012 was $161,549 primarily from the issuance of our Series A Convertible Preferred Stock and common stock.

Cash Requirements

Our ability to execute expand our operations is dependent upon receipt of proceeds from this Offering. We intend to meet our financial needs for operations through our operations as well as the proceeds of this offering or other additional funds by equity and/or debt financing and/or related party advances. However there is no assurance of additional funding being available.

Our future capital requirements will depend on numerous factors, including the amount of auto dealer floor plan financing we provide and the rate at which we expand our operations, the profitability of operations and our ability to control costs.

There can be no assurances that we will be successful in raising capital in this Offering or additional capital via debt and/or equity funding, or that any such transactions, if consummated, will be on terms favorable to us. In the event that additional capital is not obtained from other sources, it may become necessary to alter expansion plans or otherwise abandon certain ventures. Our need to raise additional funds in order to fund expansion and operate our business through the issuance of equity or convertible debt securities will result in the reduction of the percentage ownership of our stockholders , and additional dilution that will result from the issuance of such securities.

We do not currently have any contractual restrictions on our ability to incur debt and, accordingly we could incur significant amounts of indebtedness to finance operations. Any such indebtedness could contain covenants which would restrict our operations.

Capital Resources.

As of June 30, 2012 we had a cash balance of $20,696. Subsequent to year end, in August 2012 the Company received the balance of the Series A Convertible Preferred Stock Subscription Agreement of $744,451.

On September 15, 2012, the Company entered into an agreement with a S&A Capital Limited, a related party. S&A Capital Limited signed a promissory note maturing 90 days from origination for $95,000. The note carries a 5% annual interest rate and no pre-payment penalty. The promissory note and accrued interest was paid in full on November 9, 2012.

Off-Balance Sheet Arrangements.

We currently do not have any off-balance sheet arrangements

Income Taxes

The Company has no tax liability, current or deferred as of September 30, 2012.

Market Risk

The Company is exposed primarily to market risks associated with movements in interest rates.

Interest Rate Risk

The Company has no debt that could expose the Company to risks associated with increases in interest rates.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age and position of each person who is a director or executive as of the filing of this registration statement.

Board of Directors

Name	Age	Position
Alan Gulko	43	President, Chief Executive Officer and Director
Simon Friedman	65	Secretary and Director

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Our Board of Directors appoints officers annually and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

Alan Gulko

Mr. Gulko has served as our CEO and as a Director since our inception in June 2012. Since 2009 Mr. Gulko has been the CEO of Avangard Financial Group, Inc. which was engaged in the purchase and servicing of retail installment sales contracts and is currently winding down its operations with the assistance of Mr. Gulko on a limited basis. From 2003 to 2009 Mr. Gulko served as President and was an Independent Owner of Boulevard Furniture, Inc., a retail furniture store serving moderate-income customers offering credit and affordable payments in an executive role at Boulevard Furniture, Inc. From 1993 to 2000, Mr. Gulko was a sales and marketing manager with Sophistikids, Inc., a retailer of children’s fashion clothing. Mr. Gulko received a BBA degree from Temple University in International Finance in 1991.

Simon Friedman

Mr. Friedman has served as our corporate secretary and as a Director since our inception in June 2012 and assists Mr. Gulko in strategic planning. From 1983 to 1992 and since 1999, Mr. Friedman has been the President of Joseph Friedman & Sons, a family run cigarette distribution business and the founder and general manager of Freidman Financial Group, LLC which provides business consulting and advisory services related to the Former Soviet Union. From 1992 to 1998 Mr. Friedman was the general manager of operations in Ukraine for British American Tobacco, an importer, wholesale distributor of cigarettes and other tobacco products. From 1979 to 1982, Mr. Friedman was a Manager of Estimating and Planning for Lavelle Aircraft Company in Philadelphia, Pennsylvania. In 1979 Mr. Friedman immigrated to the United States. Mr. Friedman holds degrees in civil and aeronautical engineering from the College of Construction Engineering of Arvno, Ukraine, received in 1968 and 1978. His entrepreneurial business activities began in 1983 with the first purchase of a cigarette business. In April, 2006 Mr. Friedman entered into the automobile financing business.

Corporate Governance

Committees of our Board of Directors

As none of our Board of Directors are independent, our full Board of Directors acts as the Audit Committee. The Audit Committee reviews our accounting, auditing, financial reporting, and internal control functions and selects our independent auditors.

The Board does not have standing compensation or nominating committees. The Board does not believe compensation or nominating committee is necessary based on the size of the Company, the current levels of compensation to corporate officers and the beneficial ownership by two shareholders of more than 80% of the Company’s outstanding common stock. The Board will consider establishing compensation and nominating committees at the appropriate time.

The entire Board of Directors participates in the consideration of compensation issues and of director nominees. To date, the Board of Directors has not formally established any criteria for Board membership. Candidates for director nominees are reviewed in the context of the current composition of the Board and the Company’s operating requirements and the long-term interests of its stockholders. In conducting this assessment, the Board of Directors considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Board’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, will involve compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing an analysis with regard to particular recommended candidates.

EXECUTIVE COMPENSATION

The following table sets forth the compensation on an annualized basis for the year ending June 30, 2012 that will be earned by our named executive officers.

The following table summarizes all compensation recorded by us in 2012 for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2011.

Summary Compensation Table
	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Alan Gulko	2012	-	-	-	-	-	-	-

How our Chief Executive Officer’s compensation is determined

Mr. Gulko is not a party to an employment agreement with us and is currently providing services to our company without compensation. Mr. Gulko’s compensation is determined by our Board of Directors, of which he is a member, and is based upon a number of factors including the scope of his duties and responsibilities and the time devoted to our business. Such deliberations are not arms-length. We did not consult with any experts or other third parties in fixing the amount of Mr. Gulko’s compensation. The amount of compensation payable to Mr. Gulko can be increased at any time upon the determination of our Board of Directors.

Employment Agreements

We have not entered into employment agreements with any of our executive officers.

Director Compensation

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. All directors are reimbursed for travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors.

No compensation was paid to our Directors during the fiscal year ended June 30, 2012.

Director Independence

Our Board of Directors has determined that none of our directors is independent as defined under the rules and guidelines of the NYSE.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of December 31, 2012, by (i) each person known by us to be the beneficial owner of more than five percent of our outstanding common stock, (ii) each director and each of our executive officers included in the Summary Compensation Table and (iii) all executive officers and directors as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has a right to acquire currently or within 60 days of December 31, 2012. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of common stock listed as owned by that person or entity. Unless otherwise indicated, the business address of each person listed is 2708 Commerce Way, Philadelphia, PA 19154.

Name and Address of Beneficial Owner	Shares Beneficially Owned Prior to the Offering	Percent of Class Prior to the Offering(1)	Shares Beneficially Owned After the Offering(2)	Percent of Class After the Offering(1)
Alan Gulko (3)	5,044,711	39.7%	5,044,711	15.4%
Simon Friedman (4)	7,670,289	60.3%	7,670,289	23.4%
All Officers and Directors as a Group (2 persons)	12,715,000	100%	12,715,000	38.9%

Friedman Financial Group, LLC (5)	7,670,289	60.3%	7,670,289	23.4%
DJS Investments, LLC (6)	5,044,711	39.7%	5,044,711	15.4

(1)	Based on 12,715,000 shares outstanding which includes 10,000,000 shares of common stock outstanding prior to the offering, 2,715,000 shares of our common stock giving effect to the conversion of the 905,000 shares of Series A Convertible Preferred Stock currently outstanding and excludes the exercise of the 5,000,000 Warrants included in this offering.

(2)	Based on 32,715,000 shares which includes 10,000,000 shares of common stock outstanding prior to the offering, 2,715,000 shares of our common stock giving effect to the conversion of the 905,000 shares of Series A Convertible Preferred Stock currently outstanding, 20,000,000 shares of common stock included the 5,000,000 Units in this offering (assuming all Units including in this offering are sold) and excludes the exercise of the 5,000,000 Warrants included in this offering.

(3)	The number of shares owned by Mr. Gulko, our CEO and a Director, includes 4,900,000 shares of common stock held of record by DJS Investments, LLC and 144,711 shares of common stock giving effect to the conversion of the 48,237 shares of Series A Convertible Preferred Stock currently outstanding and owned by DJS Investments, LLC as such shares have voting rights.

(4)	The number of shares owned by Mr. Friedman, our corporate secretary and a Director, includes 5,100,000 shares of common stock held of record by Friedman Financial Group, LLC and 2,570,289 shares of common stock giving effect to the conversion of the 856,763 shares of Series A Convertible Preferred Stock currently outstanding and owned by Freidman Financial Group, LLC as such shares have voting rights.

(5)	The number of shares owned by Friedman Financial Group, LLC includes 5,100,000 shares of common stock held of record and 2,570,289 shares of common stock giving effect to the conversion of the 856,763 shares of Series A Convertible Preferred Stock currently outstanding and owned by Freidman Financial Group, LLC as such shares have voting rights. Mr. Friedman has voting and dispositive control over securities held by Friedman Financial Group, LLC.

(6)	The number of shares owned by DGS Investments, LLC includes 4,900,000 shares of common stock held of record and 144,711 shares of common stock giving effect to the conversion of the 48,237 shares of Series A Convertible Preferred Stock currently outstanding and owned by DJS Investments, LLC as such shares have voting rights. Mr. Gulko has voting and dispositive control over securities held by DGS Investments, LLC which is located at 3439 Colonial Circle, Huntingdon Valley, PA 19006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

List of Related Parties

We have specified the following persons and entities as related parties:

●	Avangard Auto Finance, Inc., a Pennsylvania corporation company (“AAF”) is owned 60% by Friedman Financial Group, LLC (“Friedman Financial”) and 40% by DJS Investments, LLC (“DJS Investments”).
●	Friedman Financial Group, LLC, a Delaware limited liability company (“Friedman Financial”), is a principal shareholder of our company of which 3% is owned by Simon Friedman.
●	DJS Investments, LLC, a Pennsylvania limited liability company, is a principal shareholder of our company and is owned 51% by Mr. Gulko, 19% by Zeva Gulko, Mr. Gulko’s wife, and 10% each owned by Mr. Gulko’s sons, Joseph Gulko and Samuel Gulko.
●	Alan Gulko, our CEO and a director, is the General Manager of DJS Investments.
●	Simon Friedman, our corporate secretary and a director, is a principal shareholder of Friedman Financial.
●	Commerce Way, LLC, a PA limited liability company, (“Commerce Way”), is owned 30% by DJS Investments and 70% by SELF, LP.
●	S&A Capital Limited, a company owned or controlled by Mr. Gulko and Mr. Friedman.

Related Party Transactions

The Company acquired the entire floor plan portfolio from AAF on June 22, 2012 for $151,979, which represented the face value of the contracts plus accrued interest and fees at that time. AAF is owned 60% by Friedman Financial and 40% by DJS Investments.

The Company leases approximately 2,000 square feet of office space from Commerce Way at a monthly rental of $2,500 on a month to month basis.

Officers of the Company provide certain administrative services at no charge.

On September 15, 2012, the Company entered into an agreement with a S&A Capital Limited. S&A Capital Limited signed a promissory note maturing 90 days from origination for $95,000. The note carries a 5% annual interest rate and no pre-payment penalty. The note and accrued interest was paid on November 9, 2012.

Company History

Simon Friedman and Alan Gulko would be deemed to be “promoters” of the Company under the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Mr. Friedman immigrated to the United States in 1979 and has established a successful cigarette distribution and other businesses over this time frame. He remains involved in the activities of Friedman Financial that he formed in 2006, Joseph Friedman & Sons, the cigarette distribution business, and other consulting and advisory activities related to the Former Soviet Union. Mr. Friedman holds degrees in civil and aeronautical engineering from the College of Construction Engineering of Arvno, Ukraine, received in 1968 and 1978, and was first employed by Lavelle Aircraft Company in Philadelphia as Manager of Estimating and Planning from 1979 to 1982. His entrepreneurial business activities began in 1983 with the first purchase of a cigarette business. In April, 2006 Mr. Friedman entered into the automobile financing business.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

PLAN OF DISTRIBUTION

The Units will be offered on a direct primary, a self-underwritten basis (that is without the use of a broker-dealer) by the Company during the Offering Period as defined below to a maximum number of 5,000,000 Units by Alan Gulko, our President and Chief Executive Officer and Simon Friedman, a director of the Company both of whom may be considered an underwriter. During the Offering Period, Units will be sold at the $6.00 offering price. Presently, the officers who will conduct the offering will sell the shares and intend to offer them to friends, family members and business acquaintances.

The officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 (“Exchange Act”) in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

a.	Neither our officers or our directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and,
b.	Neither our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
c.	Neither our officers or directors are, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and
d.	All our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this Offering.

The Offering Period will be up to six (6) months from the date of this prospectus unless the offering is fully subscribed before such date or we decide to terminate the offering prior to such date. In either event, the offering may be closed without further notice to you. Units having as an aggregate selling price of $30,000,000 are being offered pursuant to this Registration Statement. This offering may be extended for additional periods, once the initial offering Period is concluded, which in the aggregate will not exceed 12 months from the date of this prospectus. If any change to the specific $6.00 per Unit offering price were to occur, any new offering (including a reconfirmation offering) may only be made by means of a post-effective amendment to the prospectus and associated Registration Statement filed with the SEC.

The offering is expected to continue during the Offering Period at the Company’s $6.00 per Unit offering price. Subject to pertinent securities requirements, if the offering is extended, the Company expects to update periodically the prospectus after its six (6) month offering. In no case will this Offering extend for more than one (1) year from the date of this prospectus nor will more than $30,000,000 be raised by the Company under this current Registration Statement. There is no minimum number of Units that we must sell in order to accept funds and consummate investor purchases. There is no minimum number of Units required to be purchased, and subscriptions, once received and accepted, are irrevocable.

Subscription Procedure

In order to purcase Units:

1)	An investor must complete and execute a copy of the Unit Subscription Agreement (hereafter the “Unit Subscription Agreement”) (Exhibit 4.6).
2)	Checks (which should be at least $6.00) should be made payable as follows: Avangard Capital Group, Inc.
3)	The check and the Unit Subscription Agreement should be mailed or delivered to the Company.

All monies remitted by subscribers will not be escrowed, but will be deposited directly in a Company special account for this offering. Such funds will be available for immediate use by the Company. (See “Application of Proceeds.”) Our transfer agent, Interwest Transfer Company, Inc., will issue common stock and warrants subscribed for in this offering promptly after we accept subscriptions from investors. Securities purchase by investors in this offering will remain outstanding upon its termination regardless of the number of Units subscribed for.

Erisa Considerations

Persons who contemplate purchasing Units on behalf of Qualified Plans are urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. The management and the Company necessarily will rely on such determination made by such persons, although no Units will be sold to any Qualified Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

DESCRIPTION OF SECURITIES

General

We were incorporated in Nevada on June 13, 2012. On October 11, 2012 we amended out articles of incorporation such that we now have authorized: (i) 1,000,000,000 shares of common stock, $.0001 par value per share and (ii) 300,000,000 shares of preferred stock, of which 150,000,000 are designated Series A Convertible Preferred stock and 150,000,000 are designated “blank check” preferred stock.

As of June 30, 2012, we have outstanding 10,000,000 shares of common stock and 905,000 shares of Series A Convertible Preferred stock.

The transfer agent and registrar for our common stock is Interwest Transfer Company, Inc., Salt Lake City, UT.

Units

The Units being offered by this prospectus each consist of four shares of common stock, $0.0001 par value (a “Share”) and one redeemable common stock warrant (a “Warrant”). The Shares and the Warrants may be traded and quoted separately on the 30 th day after the date of this prospectus. Once the Shares and Warrants begin separate trading, we cannot assure you that our securities will be quoted or in what market, or, if quoted, will continue to be quoted.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters to be voted on by our stockholders. Holders of our common stock do not have any cumulative-voting rights. Common stockholders are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available therefrom. Holders of common stock do not have any preemptive right to purchase shares of common stock. There are no conversion rights or sinking-fund provisions for or applicable to our common stock.

Preferred Stock

Our Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Our Articles of Incorporation, as amended on October 11, 2012 authorizes the issuance of up to 300,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Also on October 11, 2012, we filed a Certificate of Designation of Series A Convertible Preferred Stock with the Secretary of State of the State of Nevada to designate and authorize the issuance of up to 150,000,000 shares of Series A Convertible Preferred Stock.

Series A Convertible Preferred Stock

The terms of the Series A Convertible Preferred Stock, set forth in our Articles of Incorporation, provide that each share of Series A Convertible Preferred Stock is entitled to receive cumulative annual dividends at the rate of 4.5% per year. Each share of Series A Convertible Preferred Stock is convertible into three (3) shares of our Common Stock, and the holder thereof is entitled to vote shares of Series A Convertible Preferred Stock held as common stock in accordance with the number of shares of common stock into which such preferred shares are convertible. The shares of Series A Convertible Preferred Stock are entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock and any other series or class of preferred stock which is junior to the Series A Convertible Preferred Stock, the sum of $1.00 per share of Series A Convertible Preferred Stock, plus accrued dividends. The number of shares of our common stock into which each share of our Series A Convertible Preferred Stock is convertible shall be proportional adjusted in the event of stock splits, stock dividends and similar corporate events.

Dividend Policy

The Company has never paid a cash dividend on its common stock and does not anticipate paying dividends in the foreseeable future. It is the present policy of the Company’s Board of Directors to retain earnings, if any, to finance the expansion of the Company’s business. The payment of dividends in the future will depend on the results of operations, financial condition, capital expenditure plans and other cash obligations of the Company and will be at the sole discretion of the Board of Directors.

Warrants

For each four shares of common stock purchased in this offering, purchasers will receive one Warrant to purchase one share of common stock at a price of 133% of the public offering price of the Units per share price, subject to adjustment as discussed below, at any time after the closing of this offering. The Warrants will expire at 5:00 p.m., Philadelphia, Pennsylvania time, three years from the effective date of this offering, or earlier upon redemption.

We may redeem the outstanding Warrants at a price of $0.0001 per Warrant at any time upon a minimum 30 days prior written notice of redemption and if, and only if, the last sales price of our common stock equals or exceeds 150% of the Warrant exercise price, subject to adjustment, for a period of ten consecutive trading days. If the foregoing conditions are satisfied and we call the Warrants for redemption, each Warrant holder shall then be entitled to exercise his or her Warrant prior to the date scheduled for redemption.

The number of shares of our common stock which are subject to the Warrants is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events.

The Warrants will be issued in registered form under a warrant agreement between Interwest Transfer Company, Inc. as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.

The exercise price and number of shares of common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held on record on all matters to be voted on by shareholders.

No Warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such Warrant, a prospectus relating to the common stock issuable upon exercise of the Warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. In addition, holders of the Warrants are not entitled to net cash settlement and the Warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants and we will not be required to settle any such Warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the Warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless. We have agreed, however, to extend the exercise period of the Warrants if the prospectus relating to the common stock issuable upon the exercise of the Warrants is not current at the expiration date. The Warrant holders will have a 30 day period to exercise the Warrants upon effectiveness of a registration statement relating to the common stock issuable upon the exercise of the Warrants.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the Warrant holder.

SHARES ELIGIBLE FOR FUTURE SALE

Rule 144

Rule 144 under the Securities Act provides an exemption from the registration requirements of the Securities Act for resales of “restricted securities,” which are securities that have been acquired from the issuer of the securities or an affiliate of the issuer in a transaction or chain of transactions not involving a public offering, and for resales of any securities held by an affiliate of the issuer.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns restricted securities of a reporting company may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may sell those securities, but only if they comply with certain restrictions relating to the manner of sale, the availability of current public information about the reporting company, and the filing of a notice of sale. In addition, under Rule 144, affiliates may not sell within any three-month period a number of shares in excess of the greater of:

●	1% of the total number of securities of the same class then outstanding (approximately 30,000,000 shares of common stock immediately after this offering assuming all Shares are sold and shares of common stock are separated from the Units); and
●	the average weekly trading volume of such securities as reported through the automated quotation system during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Persons not deemed to be affiliates of the reporting company who have beneficially owned the restricted securities for at least six months but for less than one year may sell these securities, provided that the reporting company is current in its Exchange Act filings. After beneficially owning restricted securities for one year, a non-affiliate of the reporting company may engage in unlimited resales of such securities.

Shares

Thirty days after the close of this offering, the Units issued in the offering, and pursuant to the automatic conversion of certain securities at the time of the offering, will become separable into shares of common stock and Warrants. Assuming that all such Units separate as of 30 days after the closing of the offering, there will be approximately 30,000,000 shares of our common stock outstanding, based upon the number of shares of common stock outstanding on October 19, 2012, and warrants to acquire and additional 5,000,000 shares of common stock at $2.00 per share.

Of these securities, a maximum of 20,000,000 shares of our common stock outstanding after the offering will be freely tradable without restriction under the Securities Act, except that any securities held by our affiliates, as that term is defined in Rule 144 under the Securities Act, must generally be sold in compliance with the limitations of Rule 144 described above.

All of the remaining 10,000,000 shares of our common stock outstanding upon the closing of the offering will be subject to transfer restrictions either as restricted securities under Rule 144, if they were issued in private transactions not involving a public offering.

Warrants

We currently have no warrants outstanding. Thirty days after the close of this offering, assuming that all Units are sold and the Units separate into shares of common stock and Warrants, we will have warrants to purchase 5,000,000 shares of common stock outstanding and 5,000,000 shares of common stock reserved for issuance upon exercise of the Warrants. See, “Description of Securities - Warrants”.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Legal & Compliance, LLC, West Palm Beach, FL.

EXPERTS

The financial statements of Avangard Capital Group, Inc. as of September 30, 2012 and the period from June 13, 2012 (inception) through June 30, 2012, included in this prospectus, have been included herein in reliance on the report by Friedman LLP our independent public accounting firm, given on the authority that the firm are experts in accounting and auditing. There is no familial relationship between Simon Friedman, our corporate secretary and a Director with any partner or employee of Friedman LLP.

COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the Company’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to informational filing requirements of the U.S. Securities Exchange Act of 1934, as amended, and its rules and regulations. This means that we will file reports and other information with the U.S. Securities and Exchange Commission. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at Judiciary Plaza, 100 F Street, N.E. Washington D.C. 20549. You can receive additional information about the operation of the SEC’s Public Reference Facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that will contain the reports and other information that we file electronically with the Commission and the address of that website is http://www.sec.gov . Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of the particular contract or other document filed as an exhibit to this registration statement, each statement being qualified in all respects by this reference.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with any information other than that provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

AVANGARD CAPITAL GROUP, INC.

FINANCIAL STATEMENTS (Unaudited)

PERIOD ENDED SEPTEMBER 30, 2012

AVANGARD CAPITAL GROUP, INC.

BALANCE SHEET

SEPTEMBER 30, 2012

(Unaudited)

ASSETS
Current assets
Cash	$650,220
Floor plan financing receivable	155,400
Bridge loan receivable	95,000
Fees receivable	3,712
Interest receivable	2,633
Total current assets	$906,965

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,300
Total current liabilities	10,300

Stockholders’ equity
Convertible Preferred Stock Series A, $0.0001 par value, 300,000,000 authorized; 905,000 shares issued and outstanding;	90
Common stock, $0.0001 par value, 1,000,000,000 authorized; Class A, 10,000,000 shares issued and outstanding	1,000
Additional paid in-capital	904,910
Retained earnings	(9,335)
Total stockholders’ equity	896,665
Total liabilities and stockholders’ equity	$906,965

See notes to financial statements.

F-1

AVANGARD CAPITAL GROUP, INC.

STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2012

(Unaudited)

Revenues
Origination fees	$8,645
Interest revenue	7,556
16,201

Operating expenses
General and administrative	26,906
26,906
Net loss	$(10,705)

Net loss per share attributable to common stockholders - basic and diluted	(0.00)

Weighted average number of common shares used in computation - basic and diluted	10,000,000

See notes to financial statements.

F-2

AVANGARD CAPITAL GROUP, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2012

(Unaudited)

	Preferred Stock		Common Stock		Additional Paid	Retained		Total
	Shares	Amount	Shares	Amount	in Capital	Earnings	Subscriptions	Stockholders’ Equity
Balance, June 30, 2012	905,000	$90	10,000,000	$1,000	$904,910	$1,370	$(744,451)	$162,919

Subscription received	-	-	-	-	-	-	744,451	744,451

Net loss	-	-	-	-	-	(10,705)	-	(10,705)

Balance, September 30, 2012	905,000	$90	10,000,000	$1,000	$904,910	$(9,335)	$-	$896,665

See notes to financial statements.

F-3

.AVANGARD CAPITAL GROUP, INC.

STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2012

(Unaudited)

Cash flows from operating activities
Net loss	$(10,705)
Adjustments to reconcile net income to net cash used in operating activities
Changes in assets and liabilities
Floor plan financing receivable	(14,510)
Fees receivable	(2,589)
Interest receivable	(2,023)
Accounts payable	9,900
Net cash used in operating activities	(19,927)

Cash flows from investing activities
Bridge loan receivable	(95,000)
Net cash used in investing activities	(95,000)

Cash flows from financing activities
Subscription received	744,451
Net cash provided by financing activities	744,451

Net increase in cash	629,524
Cash, beginning of period	20,696
Cash, end of period	$650,220

See notes to financial statements.

F-4

AVANGARD CAPITAL GROUP, INC.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Avangard Capital Group, Inc. (“ACG” and the “Company”) was incorporated on June 13, 2012 under the laws of the State of Nevada. The Company’s executive offices are located in Philadelphia, Pennsylvania.

ACG is a finance company that provides floor plan financing for independent used car dealers. ACG operates in the states of New Jersey, Pennsylvania, and Florida.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Concentrations of Credit Risk for Cash

The Company’s cash balances are maintained at one bank. Balances are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Revenue Recognition

Interest income from floor plan financing receivable is recognized using the interest method. Accrual of income on finance receivable is suspended when a contract is contractually delinquent for ninety days or more. The accrual is resumed when the contract becomes contractually current and past due interest is recognized at that time.

Origination Fees are recognized for services provided during the loan origination process at the point in time the loan is funded by the third-party lender.

Floor Plan Financing Receivable

Floor plan financing receivable consists of purchased automobiles, which were assigned to the Company upon acquisition. The titles to the automobiles, which serve as security for the payment of the purchased contracts, are held by the Company.

Floor plan financing receivable that management has the intent and ability to hold for the foreseeable future or until maturity of payoff are reported at their outstanding gross contractual balances, net of allowance for losses and unearned finance revenue. Unearned finance revenue consists of unearned interest and discounts realized on contract purchases.

F-5

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Floor Plan Financing Receivable (Continued)

The Company performs periodic evaluations of the adequacy of the allowance for losses taking into consideration the past loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, as well as recovery potential of any underlying collateral, personal guarantees and current economic conditions. Any increases in the allowance for losses subsequent to the acquisition of the contract are charged to earnings. As of September 30, 2012, no provision has been made.

Fair Value of Financial Instruments

The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced sale or liquidation. Significant differences can arise between the fair value and carrying amount of financial instruments that are recognized at historical cost amounts. The carrying value of cash, floor plan financing receivable, bridge loan receivable and accounts payable approximate the fair value because of the short maturity of those instruments.

The accounting standards regarding fair value of financial instruments and related fair value measurements define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement, and enhance disclosure requirements for fair value measures.

The three levels are defined as follows:

Level 1: inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3: inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Income Taxes

No provision has been made for federal and state income taxes at September 30, 2012.

F-6

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent Events

These financial statements were approved by management and available for issuance on December 21, 2012. Management has evaluated subsequent events through this date.

2 - COMMON AND PREFERRED STOCK

The Company is authorized to issue 1,000,000,000 shares of $0.0001 par value common stock of which 10,000,000 shares have been issued and outstanding, designated as Class A at September 30, 2012. These shares were issued to Friedman Financial Group, Inc. and DJS Investments, LLC at par value for total consideration of $1,000 at June 13, 2012.

The Company is authorized to issue 300,000,000 shares of $0.0001 par value Convertible Preferred Stock Series A of which 905,000 shares have been issued and outstanding at September 30, 2012. These shares were issued to Friedman Financial Group, Inc. and DJS Investments, LLC at $1.00 for total consideration of $905,000 at June 13, 2012. The holders of the Convertible Preferred Stock Series A shall be entitled to receive a dividend payment of $0.045 per share, payable only and when the Board of Directors should declare such dividends. No dividends were declared for the quarter ended September 30, 2012. Preferred shares have a liquidation preference of $1.00 per share. Each share of preferred stock shall have the number of votes represented by the number of shares of the Company’s Class A common stock. The outstanding Convertible Preferred Stock Series A contains a convertible feature whereby one share of Convertible Preferred Stock Series A is convertible to three shares of common stock. As of September 30, 2012 there have been no conversions. Holders of the Convertible Preferred Stock Series A shall be entitled to receive out of the assets of the Company available for distribution to stockholders, before any payment or distribution shall be made on the common stock.

3 - NET LOSS PER SHARE

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company’s potential dilutive shares, which include convertible preferred shares, have not been included in the computation of diluted net loss per share as the result would be antidilutive. Such potentially dilutive shares are excluded when the effect would be to reduce net loss per share. Because the Company reported a net loss for the quarter ended September 30, 2012, all potential common shares have been excluded from the computation of the dilutive net loss per share for the period presented because the effect would have been antidilutive. Such potential common shares consist of the following:

September 30, 2012
Convertible preferred shares	2,715,000

F-7

4 - RELATED PARTY TRANSACTIONS

The Company entered into a lease agreement, for office space with Commerce Way, LLC (“CWL”). CWL is owned by DJS Investments, LLC and SELF, LP. SELF, LP is a shareholder of Friedman Financial Group, who owns 51% of the Company. The lease requires monthly payments of $2,500 on a month to month basis. No security deposit was required. Rent expense for the quarter ended September 30, 2012 was $5,000.

The Company issued a promissory note to a related party on September 15, 2012, maturing in 90 days for $95,000. The note carries a 5% annual interest rate and was repaid on November 9, 2012.

Officers and related parties of the Company provide certain administrative expenses at no charge.

F-8

AVANGARD CAPITAL GROUP, INC.

FINANCIAL STATEMENTS

PERIOD FROM JUNE 13, 2012 (INCEPTION)

THROUGH JUNE 30, 2012

AND

INDEPENDENT AUDITORS’ REPORT

AVANGARD CAPITAL GROUP, INC.

F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Avangard Capital Group, Inc.

We have audited the accompanying balance sheet of Avangard Capital Group, Inc. (the “Company”) as of June 30, 2012, and the related statements of income, stockholders’ equity, and cash flows for the period from June 13, 2012 (inception) through June 30, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Avangard Capital Group, Inc. as of June 30, 2012, and the results of its operations and its cash flows for the period from June 13, 2012 (inception) through June 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

New York, New York
September 7, 2012
October 12, 2012 with respect to Note 5

F-10

AVANGARD CAPITAL GROUP, INC.

BALANCE SHEET

JUNE 30, 2012

ASSETS
Current assets
Cash	$20,696
Floor plan financing receivable	140,890
Fees receivable	1,123
Interest receivable	610
Total current assets	$163,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$400
Total current liabilities	400

Stockholders’ equity
Convertible Preferred Stock Series A, $0.0001 par value, 300,000,000 authorized; 905,000 shares issued and outstanding;	90
Common stock, $0.0001 par value, 1,000,000,000 authorized; Class A, 10,000,000 shares issued and outstanding	1,000
Additional paid in-capital	904,910
Subscriptions	(744,451)
Retained earnings	1,370
Total stockholders’ equity	162,919
Total liabilities and stockholders’ equity	$163,319

See notes to financial statements.

F-11

AVANGARD CAPITAL GROUP, INC.

STATEMENT OF INCOME

FOR THE PERIOD JUNE 13, 2012 (INCEPTION) THROUGH JUNE 30, 2012

Revenues
Origination fees	$1,125
Interest revenue	645
1,770

Operating expenses
General	400
400
Net income	$1,370

See notes to financial statements.

F-12

AVANGARD CAPITAL GROUP, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD JUNE 13, 2012 (INCEPTION) THROUGH JUNE 30, 2012

	Preferred Stock		Common Stock		Additional Paid	Retained		Total
	Shares	Amount	Shares	Amount	in Capital	Earnings	Subscriptions	Stockholders’ Equity
Balance, June 13, 2012	-	$-	-	-	$-	$-	$-	$-

Issuance of common stock	-	-	10,000,000	1,000	-	-	-	1,000

Issuance of Convertible Preferred Stock	905,000	90	-	-	904,910	-	(744,451)	160,549

Net income	-	-	-	-	-	1,370	-	1,370

Balance, June 30, 2012	905,000	$90	10,000,000	$1,000	$904,910	$1,370	$(744,451)	$162,919

See notes to financial statements.

F-13

AVANGARD CAPITAL GROUP, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD JUNE 13, 2012 (INCEPTION) THROUGH JUNE 30, 2012

Cash flows from operating activities
Net income	$1,370
Adjustments to reconcile net income to net cash used in operating activities
Changes in assets and liabilities
Acquisition of floor plan portfolio	(151,979)
Floor plan financing receivable	11,089
Fees receivable	(1,123)
Interest receivable	(610)
Accounts payable	400
Net cash used in operating activities	(140,853)

Cash flows from financing activities
Issuance of preferred and common stock	161,549
Net cash provided by investing activities	161,549

Net increase in cash	20,696
Cash, beginning of period	-
Cash, end of period	$20,696

See notes to financial statements.

F-14

AVANGARD CAPITAL GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Avangard Capital Group, Inc. (“ACG” and the “Company”) was incorporated on June 13, 2012 under the laws of the State of Nevada. The Company’s executive offices are located in Philadelphia, Pennsylvania.

ACG is a finance company that provides floor plan financing for independent used car dealers. ACG operates in the states of New Jersey, Pennsylvania, and Florida.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Concentrations of Credit Risk for Cash

The Company’s cash balances are maintained at one bank. Balances are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Revenue Recognition

Interest income from floor plan financing receivable is recognized using the interest method. Accrual of income on finance receivable is suspended when a contract is contractually delinquent for ninety days or more. The accrual is resumed when the contract becomes contractually current and past due interest is recognized at that time.

Origination Fees are recognized for services provided during the loan origination process at the point in time the loan is funded by the third-party lender.

Floor Plan Financing Receivable

Floor plan financing receivable consists of purchased automobiles, which were assigned to the Company upon acquisition. The titles to the automobiles, which serve as security for the payment of the purchased contracts, are held by the Company.

Floor plan financing receivable that management has the intent and ability to hold for the foreseeable future or until maturity of payoff are reported at their outstanding gross contractual balances, net of allowance for losses and unearned finance revenue. Unearned finance revenue consists of unearned interest and discounts realized on contract purchases.

The Company performs periodic evaluations of the adequacy of the allowance for losses taking into consideration the past loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, as well as recovery potential of any underlying collateral, personal guarantees and current economic conditions. Any increases in the allowance for losses subsequent to the acquisition of the contract are charged to earnings. As of June 30, 2012, no provision has been made.

Fair Value of Financial Instruments

The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced sale or liquidation. Significant differences can arise between the fair value and carrying amount of financial instruments that are recognized at historical cost amounts. The carrying value of cash and accounts payable approximate the fair value because of the short maturity of those instruments.

The accounting standards regarding fair value of financial instruments and related fair value measurements define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement, and enhance disclosure requirements for fair value measures.

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The three levels are defined as follows:

Level 1: inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3: inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Income Taxes

No provision has been made for federal and state income taxes at June 30, 2012.

Subsequent Events

These financial statements were approved by management and available for issuance on October 12, 2012. Management has evaluated subsequent events through this date.

2 - STOCK SUBSCRIPTIONS RECEIVABLE

The Company’s shareholders are Friedman Financial Group (“FFG”), owning 51% of the Company and DJS Investments, LLC, owning 49%. FFG and DJS have signed subscription agreements with the Company for the purchase 856,763 and 48,237 shares of Convertible Preferred Stock Series A, respectively. FFG and DJS have paid $151,898 and $8,560, respectively towards the satisfaction of the subscription agreements. As of June 30, 2012, the stock subscription receivable balance is $744,451 and the entire balance was collected on August 28, 2012.

3 - COMMON AND PREFERRED STOCK

The Company is authorized to issue 500,000,000 shares of $0.0001 par value common stock of which 10,000,000 shares have been issued and outstanding at June 30, 2012.

The Company is authorized to issue 200,000,000 shares of Class B common stock at $0.0001 par value, 150,000,000 shares of Class C common stock at $0.0001 par value, and 150,000,000 shares of Class D common stock at $0.0001 par value. No shares of Class B, Class C, or Class D common stock have been issued.

The Company is authorized to issue 150,000,000 shares of no par value Convertible Preferred Stock Series A of which 905,000 shares have been issued and outstanding at June 30, 2012. The holders of the Convertible Preferred Stock Series A shall be entitled to receive a dividend payment of $0.045 per share, payable only and when the Board of Directors should declare such dividends. No dividends were declared for the period from June 13, 2012 (inception) through June 30, 2012. Each share of preferred stock shall have the number of votes represented by the number of shares of the Company’s Class A common stock. The outstanding Convertible Preferred Stock Series A contains a convertible feature whereby one share of preferred stock is convertible to three shares of common stock. As of June 30, 2012 there have been no conversions. Holders of the Convertible Preferred Stock Series A shall be entitled to receive out of the assets of the Company available for distribution to stockholders, before any payment or distribution shall be made on the common stock.

The Company is authorized to issue 50,000,000 shares of Class B $0 par value preferred stock, 50,000,000 shares of Class C $0 par value preferred stock, and 50,000,000 shares of Class D $0 par value preferred stock. No shares of Class B, Class C, or Class D preferred stock have been issued.

The Company was initially capitalized through the issuance of shares to Friedman Financial Group, Inc. and DJS Investments, LLC. 905,000 shares of Series A Convertible Preferred Stock was issued at $1.00 per share for total consideration of $905,000 and 10,000,000 shares of common stock were issued at par value for total consideration of $1,000.

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4 - RELATED PARTY TRANSACTIONS

The Company acquired the entire floor plan portfolio from Avangard Auto Finance, Inc (“AAF”) a related party on June 22, 2012 for $151,979, which represented the face value of the contracts plus accrued interest and fees outstanding at that time. AAF has the same ownership structure as the Company.

Company entered into a lease agreement, for office space with Commerce Way, LLC (“CWL”). CWL is owned by DJS Investments, LLC and SELF, LP. SELF, LP is a shareholder of Friedman Financial Group, who owns 51% of the Company. The lease requires monthly payments of $2,500 on a month to month basis and is effective August 1, 2012. No security deposit was required.

Officers and related parties of the Company provide certain administrative expenses at no charge.

5 - SUBSEQUENT EVENT

On September 28, 2012 the Company amended their articles of incorporation to authorize 300,000,000 shares of preferred stock and revoked prior authorization of preferred stock Class B, Class C, and Class D. A par value of $0.0001 was established for the preferred stock and the Company designated 150,000,000 shares as Convertible Preferred Stock Series A. The Board of Directors also revoked prior authorization of Class B, Class C and Class D of common stock. The authorized shares of common stock Class A shall remain at 1,000,000,000 shares as originally filed with the States of Nevada with a par value of $0.0001.

The effect of the changes is retroactively reflected on the balance sheet.

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PROSPECTUS

Avangard Capital Group Inc.

2708 Commerce Way, Suite 300

Philadelphia, PA 19154

(215) 464-7300

$30,000,000

5,000,000 Units

Each Unit Consisting of Four Shares of Common Stock

and One Redeemable Common Stock Warrant

No Minimum

DEALER PROSPECTUS DELIVERY OBLIGATION

Until May 14, 2013, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

February 13, 2013